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Exhibit 21

SUBSIDIARIES OF OXFORD INDUSTRIES, INC.

        The following table lists each subsidiary of Oxford Industries, Inc. indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name	% of Voting Securities		Jurisdiction of Incorporation or Organization
Oxford Industries, Inc.
Ben Sherman Clothing LLC	100		Georgia
Camisas Bahia Kino S.A. de C.V.	100		Mexico
Industrias Lanier De Honduras S. de R.L.	50	(1)	Guatemala
Lionshead Clothing Company	100		Delaware
Manufacturera de Sonora, S.A. de CV	99	(2)	Mexico
Oxford Caribbean, Inc.	100		Delaware
Oxford de Colon, S.A.	100		Costa Rica
Oxford Garment, Inc.	100		Delaware
Oxford Lockbox, Inc.	100		Delaware
Oxford International, Inc.	100		Georgia
Oxford of South Carolina, Inc.	100		South Carolina
Oxford Private Limited of Delaware, Inc.	100		Delaware
Oxford Products (International) Limited	99.99	(3)	Hong Kong
Piedmont Apparel Corporation	100		Delaware
Sugartown Worldwide LLC	100		Delaware
Tommy Bahama Group, Inc.	100		Delaware
Viewpoint Marketing, Inc.	100		Florida
Ben Sherman Group Limited
Ben Sherman Australia (Pty) Ltd.	100		Australia
Ben Sherman (Lurgan) Limited	100		United Kingdom
Ben Sherman (Manufacturing) Limited	100		United Kingdom
Dunkeld Fashions Limited	100		United Kingdom
Neal and Cooper Limited	100		United Kingdom
Rodeo International Limited	100		United Kingdom
Sherman Cooper Marketing Limited	100		United Kingdom
Slix Limited	100		United Kingdom
Tern Shirts Limited	100		United Kingdom
The Branded Shirt Co. Limited	100		United Kingdom
Ben Sherman Holdings Limited
Oxford Industries (UK2) Limited	100		United Kingdom
Ben Sherman Limited
Ben Sherman Group Limited	100		United Kingdom
Textile Caledonia Investments Limited	100		United Kingdom
Oxford Caribbean, Inc.
Q.R. Fashions S. de R.L.	100		Honduras
Oxford Industries (UK2) Limited
Oxford Industries (UK3) Limited	100		United Kingdom
Oxford Industries (UK3) Limited
Ben Sherman Limited	100		United Kingdom
Oxford International, Inc.
Oxford Internacional de Guatemala Sociedad Anonima	100		Guatemala

Name	% of Voting Securities		Jurisdiction of Incorporation or Organization
Oxford Private Limited of Delaware, Inc.
Ben Sherman Holdings Limited	100		United Kingdom
Oxford Products (International) Limited
Industrias Oxford de Merida, S.A. de CV	99	(4)	Mexico
Oxford Philippines, Inc.	96.25	(5)	Philippines
Tommy Bahama Global Sourcing Limited	100		Hong Kong
Tommy Bahama Beverages, LLC
Tommy Bahama Texas Beverages, LLC	100		Texas
Tommy Bahama Global Sourcing Limited
Tommy Bahama Australia Pty Ltd	100		Australia
Tommy Bahama International, Pte. Ltd.	100		Singapore
Tommy Bahama K. K.	100		Japan
Tommy Bahama Limited	100		Hong Kong
Tommy Bahama (Macau) Limited	100		Macau
Tommy Bahama Trading (Shenzhen) Co., Ltd.	100		China
Tommy Bahama Group, Inc.
Tommy Bahama R&R Holdings, Inc.	100		Delaware
Tommy Bahama R&R Holdings, Inc.
Tommy Bahama Beverages, LLC	100		Delaware

(1)
50% of the voting securities of Industrias Lanier de Honduras S.A. is owned by Oxford Caribbean, Inc.

(2)
1% of the voting securities of Manufacturera de Sonora, S.A. de CV is owned by Oxford International, Inc.

(3)
One share of Oxford Products (International) Limited is owned by Oxford International, Inc. Oxford Products (International) Limited has 150,000 shares issued and outstanding.

(4)
1% of the voting securities of Industrias Oxford de Merida, S.A. de CV is owned by Oxford Industries, Inc.

(5)
3.74% of the voting securities of Oxford Phillipines, Inc. is owned by Oxford Industries, Inc. Nominal ownership interests of certain of the voting securities of Oxford Phillippines, Inc. are owned by various individuals.

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  Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.